UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LHC GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	71-0918189 (I.R.S. Employer Identification No.)
420 West Pinhook Rd., Suite A
Lafayette, LA 70503
(337) 233-1307
(Address of Principal Executive Offices, Including Zip Code and Telephone Number)
LHC Group, Inc. 2006 Employee Stock Purchase Plan
(Full Title of the Plan)

KEITH G. MYERS
President and Chief Executive Officer
LHC Group, Inc.
420 West Pinhook Rd., Suite A
Lafayette, LA 70503
(337) 233-1307
(Name, Address, Including Zip Code, and
Telephone Number, Including Area Code, of
Agent for Service)	Copy to: MICHAEL L. STEVENS Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street, NW Atlanta, Georgia 30309-3424 (404) 881-7970
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities	Amount to	Offering Price	Aggregate	Amount of
to be Registered	be Registered	Per Share	Offering Price	Registration Fee
Common Stock, $0.01 par value	250,000 (1)	$15.96 (2)	$3,990,000 (2)	$426.93

(1)	Amount to be registered consists of an aggregate of 250,000 shares of LHC Group, Inc. (the “Company”) common stock to be issued pursuant to the exercise of awards under the LHC Group, Inc. 2006 Employee Stock Purchase Plan (the “Plan”), including additional shares of Company common stock that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plan.

(2)	Determined in accordance with Rule 457(h) under the Securities Act of 1933, as amended, the registration fee calculation is based on the average of the high and low prices of the Company’s Common Stock as reported on the Nasdaq National Market on December 19, 2005.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
          (a) The documents constituting Part I of this Registration Statement have been sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).
          (b) Upon written or oral request, LHC Group, Inc. (the “Company”) will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to participants pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to R. Barr Brown at the address and telephone number on the cover of this Registration Statement.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference into this Registration Statement:
     (1) The Company’s Prospectus filed pursuant to Rule 424(b) under the Securities Act filed with the Commission on June 9, 2005;
     (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since June 9, 2005; and
     (3) The description of Common Stock contained in the Company’s Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.
     All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law permits a corporation to include in its corporate documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law. The Company’s certificate of incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law. In addition, the Company’s bylaws provide for the indemnification of officers, directors and third parties acting on the Company’s behalf if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the Company’s best interests, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful. The Company has entered into indemnification agreements with its directors and executive officers in addition to indemnification provided for in its charter documents, and the Company intends to enter into indemnification agreements with any new directors and executive officers in the future. The Company intends to purchase and maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     See Exhibit Index, which is incorporated here by reference.
Item 9. Undertakings.
     (a) The undersigned Company hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(signatures on following page)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on December 22, 2005.

LHC GROUP, INC.
By:	/s/ Keith G. Myers
Keith G. Myers
President and Chief Executive Officer

Dated: December 22, 2005
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Barr Brown, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Keith G. Myers	President, Chief Executive Officer, and	December 22, 2005
Keith G. Myers	Chairman of the Board of Directors (Principal Executive Officer)

/s/ R. Barr Brown	Senior Vice President, Chief Financial	December 22, 2005
R. Barr Brown	Officer, Treasurer and Director (Principal Financial and Accounting Officer)

/s/ John L. Indest	Senior Vice President, Chief Operating	December 22, 2005
John L. Indest	Officer, Secretary and Director

Signature	Title	Date
/s/ W. J. “Billy” Tauzin	Director	December 22, 2005
W. J. “Billy” Tauzin

/s/ W. Patrick Mulloy	Director	December 22, 2005
W. Patrick Mulloy

/s/ Dan S. Wilford	Director	December 22, 2005
Dan S. Wilford

/s/ Ronald T. Nixon	Director	December 22, 2005
Ronald T. Nixon

Director
Ted W. Hoyt

/s/ George A. Lewis	Director	December 22, 2005
George A. Lewis

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description
4.1	Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Amendment No. 2 to Form S-1, Registration Statement No. 333-120792).

4.2	Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Company’s Amendment No. 2 to Form S-1, Registration Statement No. 333-120792).

5.1	Opinion of Counsel.

23.1	Consent of Counsel (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included on signature page).

99.1	LHC Group, Inc. 2006 Employee Stock Purchase Plan